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                     ARTICLES SUPPLEMENTARY

         Alliance Institutional Reserves, Inc., a Maryland corporation having its principal office within the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 5,000,000,000 shares and classifies such additional shares as 5,000,000,000 shares of Class B Common Stock of the Prime Portfolio.

    SECOND:   The shares of the Class B Common Stock of the Prime
Portfolio of the Corporation, as so classified by the Corporation's Board of Directors, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as heretofore set forth in the Corporation's Charter with respect to such shares.

    THIRD:    A.  Immediately before the increase in authorized
capital stock provided for herein, the total number of shares of stock of all classes that the Corporation had authority to issue was 75,000,000,000 shares, par value $.0005 per share, with an aggregate par value of $37,500,000, classified as follows:

                 CLASS A         CLASS B         CLASS C
PORTFOLIO        COMMON STOCK    COMMON STOCK    COMMON STOCK    COMMON STOCK

Prime Portfolio  10,000,000,000  10,000,000,000  5,000,000,000

Government
Portfolio         5,000,000,000   5,000,000,000  5,000,000,000

Tax-Free
Portfolio         5,000,000,000   5,000,000,000  5,000,000,000

Treasury
Portfolio         5,000,000,000   5,000,000,000  5,000,000,000

Trust
Portfolio                                                        5,000,000,000

    B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes that the Corporation has authority to issue is 80,000,000,000 shares, par value $.0005 per share, with an aggregate par value of $40,000,000, classified as follows:




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                 CLASS A         CLASS B         CLASS C
PORTFOLIO        COMMON STOCK    COMMON STOCK    COMMON STOCK    COMMON STOCK

Prime Portfolio  10,000,000,000   15,000,000,000  5,000,000,000

Government
Portfolio         5,000,000,000    5,000,000,000  5,000,000,000

Tax-Free
Portfolio         5,000,000,000    5,000,000,000  5,000,000,000

Treasury
Portfolio         5,000,000,000    5,000,000,000  5,000,000,000

Trust
Portfolio                                                        5,000,000,000

    FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

    FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

    SIXTH: The shares classified in Article FIRST have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

    IN WITNESS WHEREOF, Alliance Institutional Reserves, Inc. has caused these Articles Supplementary to be executed by the Chairman of the Board of Directors of the Corporation and witnessed by the Secretary of the Corporation as of this 19th day of July, 2000. The Chairman of the Board of Directors of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein














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relating to authorization and approval hereof are true in all material respects.

                   ALLIANCE INSTITUTIONAL RESERVES, INC.

                   By:/s/ John D. Carifa
                      ---------------------------------
                          John D. Carifa
                          Chairman

WITNESS:

/s/ Edmund P. Bergan, Jr.
------------------------------
Edmund P. Bergan, Jr.
Secretary





































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00250072.BD4